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Exhibit 99.2

Confidential

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF 10 3/4% STERLING-DENOMINATED SENIOR SUBORDINATED
NOTES DUE 2011 IN EXCHANGE FOR 10 3/4% STERLING-DENOMINATED
SENIOR SUBORDINATED NOTES DUE 2011 AND

FOR TENDER OF 10 5/8% EURO-DENOMINATED SENIOR SUBORDINATED
NOTES DUE 2011 IN EXCHANGE FOR 10 5/8% EURO-DENOMINATED
SENIOR SUBORDINATED NOTES DUE 2011

United Biscuits Finance plc

As set forth in the Prospectus, dated    •    , 2004 (the "Prospectus"), of United Biscuits Finance plc (the "Company"), in the accompanying letter of transmittal and instructions thereto (the "Letter of Transmittal"), (i) this form or one substantially equivalent hereto must be used to accept the Company's offer (the "Exchange Offer") to exchange (i) the Company's £45,000,000 outstanding 10 3/4% Senior Subordinated Notes due 2011 and €32,500,000 10 5/8% Senior Subordinated Notes due 2011 issued on February 16, 2004 and (ii) the Company's €285,000 outstanding 10 5/8% Senior Subordinated Notes due 2011 issued on April 17, 2001 (together, the "Unregistered Notes"), for its new issue of up to £45,000,000 aggregate principal amount of the Company's 10 3/4% Senior Subordinated Notes due 2011 and up to 32,785,000 aggregate principal amount of the Issuer's 10 5/8% Senior Subordinated Notes due 2011 (together, the "Exchange Notes") if Unregistered Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit Unregistered Notes or other required documents to reach The Bank of New York as Exchange Agent (the "Exchange Agent") prior to 5:00 p.m., London time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, registered or certified mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

The Bank of New York, as Exchange Agent

By registered or certified mail: The Bank of New York 30 Cannon Street London EC4M 6XH	By hand or overnight delivery: The Bank of New York 30 Cannon Street London EC4M 6XH Attention: Julie McCarthy

By facsimile:
(Eligible institutions only)
+44 20 7964 6369

For information or
confirmation by telephone:
+44 20 7964 6513

The Luxembourg Exchange Agent for this Exchange Offer is The Bank of New York
(Luxembourg) S.A. which may be contacted as follows:
6D, route de Trèves
L-2633 Senningerber
Luxembourg

Facsimile transmission +352 2634 0571

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN
AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Company the principal amount of Unregistered Notes set forth below, pursuant to the guaranteed delivery procedure described in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

Principal Amount of Unregistered Senior Sterling Subordinated Notes Tendered:*

£
Certificate Nos. (if available):	If Unregistered Notes will be delivered by book-entry transfer to Euroclear or
Clearstream Luxembourg, provide account number:
Total Principal Amount Represented by Unregistered Notes Account Number Certificate(s):	Account Number
£
*
Must be in denominations of principal amount of £1,000 or €1,000 and any integral multiple thereof. See Instruction 1 in the Letter of Transmittal.

Principal Amount of Unregistered Senior Euro Subordinated Notes Tendered:*

£
Certificate Nos. (if available):	If Unregistered Notes will be delivered by book-entry transfer to Euroclear or
Clearstream Luxembourg, provide account number:
Total Principal Amount Represented by Unregistered Notes Account Number Certificate(s):	Account Number
£
*
Must be in denominations of principal amount of £1,000 or €1,000 and any integral multiple thereof. See Instruction 1 in the Letter of Transmittal.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x
x	Signature(s) of Owner(s) or Authorized Signatory	Date
Telephone Number (including area code):

This Notice of Guaranteed Delivery must be signed by the holder(s) of Unregistered Notes as their name(s) appear(s) on certificates for Unregistered Notes or on a security position listing maintained by a book-entry transfer facility, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicated when signing and set forth his or her full title below and submit proper satisfactory evidence of authority to so act herewith.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

GUARANTEE

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or any other eligible institution within the meaning of Rule 17Ad-15 of the U.S. Exchange Act, hereby guarantees that the certificates representing the principal amount of Unregistered Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Unregistered Notes into the Exchange Agent's account at Euroclear and/or Clearstream Luxembourg, as applicable, pursuant to the procedures set forth in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures," together with one or more properly completed and duly executed letters of transmittal (or facsimile thereof or agent's message in lieu thereof) and any other documents required by the Letter of Transmittal in respect of the Unregistered Notes, will be received by the Exchange Agent at its address set forth above, no later than three business days after the date of execution hereof.

Name of Firm	Authorized Signature
Address	Title
Zip Code	Name
(Please Type or Print)
Area Code and Telephone Number	Dated

NOTE: DO NOT SEND CERTIFICATES FOR UNREGISTERED NOTES WITH THIS FORM. CERTIFICATES FOR UNREGISTERED NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
GUARANTEE